Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS OF $0.40 PER DILUTED SHARE FOR THE THIRD QUARTER 2008

Global Markets more than doubled pre-tax income to $88.3 million in the third quarter 2008, up from $32.2 million in the third quarter 2007, in one of the strongest quarterly performances in our history

Global Markets revenues in the third quarter 2008 increased 40% year-over-year to $269.0 million as commissions and fees rose 15% to $151.2 million and net trading revenues grew 103% to $116.8 million

Asset Management’s third quarter 2008 pre-tax loss of $7.7 million driven by continued turmoil in the global capital markets compared to a pre-tax loss of $8.3 million in the third quarter 2007

JERSEY CITY, New Jersey (October 22, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings of $36.3 million, or $0.40 per diluted share, and pre-tax income of $61.8 million for the third quarter of 2008, which included minority interest expense of $1.7 million related to Deephaven.

For the third quarter of 2007, the company reported earnings of $16.4 million, or $0.17 per diluted share, and pre-tax income of $27.8 million, which included a pre-tax gain of $13.0 million, or approximately $0.08 per diluted share, related to the transfer and sale of equity interests in Direct Edge ECN. Excluding the gain from the equity transactions, pre-tax income for the third quarter of 2007 would have been $14.8 million, or $0.09 per diluted share.

Revenues for the third quarter of 2008 were $269.9 million, compared to $205.0 million for the third quarter of 2007.

“In the third quarter of 2008, Knight achieved exceptional performance amid a series of extraordinary events that gripped the global capital markets,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “On a consolidated basis, we grew year-over-year revenues and pre-tax earnings while increasing pre-tax margins to 23 percent from 14 percent in the third quarter of 2007. In Global Markets, we again turned in one of the strongest quarterly performances in our history driven by increasing order flow across both electronic and voice channels in our hybrid market model and heightened market volatility. In Asset Management, Deephaven’s fund performance and assets under management suffered as conditions continued to worsen for alternative investment managers.”

	Q3 2008	Q3 2007
Revenues ($ thousands)	269,895	204,959
Net income ($ thousands)	36,295	16,445
Diluted EPS ($)	0.40	0.17
Average daily U.S. equity dollar value traded ($ billions)	20.0	14.0
Average daily U.S. equity trades (thousands)	2,581.6	1,407.7
Nasdaq and Listed equity shares traded (billions)	52.1	29.7
OTC Bulletin Board and Pink Sheet shares traded (billions)	264.8	185.8
Average revenue capture per U.S. equity dollar value traded (bps)	1.5	1.3
Average month-end balance of assets under management ($ millions)	2,912.2	4,105.7
Quarterly fund return to investors*	-10.0%	-1.8%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds.

	YTD 2008	YTD 2007
Revenues ($ thousands)	718,031	648,032
Net income ($ thousands)	98,209	72,677
Diluted EPS ($)	1.07	0.71
Average daily U.S. equity dollar value traded ($ billions)	18.0	11.2
Average daily U.S. equity trades (thousands)	2,066.0	1,220.3
Nasdaq and Listed equity shares traded (billions)	120.6	79.3
OTC Bulletin Board and Pink Sheet shares traded (billions)	636.0	637.9
Average revenue capture per U.S. equity dollar value traded (bps)	1.4	1.6
Average month-end balance of assets under management ($ millions)	3,298.2	4,049.2
Year-to-date fund return to investors*	-14.8%	5.3%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds.

Global Markets

During the third quarter of 2008, Global Markets generated total revenues of $269.0 million, compared to $192.7 million in the third quarter of 2007. In the third quarter of 2008, Global Markets reported pre-tax earnings of $88.3 million, compared to pre-tax earnings of $32.2 million in the third quarter of 2007. Global Markets pre-tax margins of 33% in the third quarter of 2008 exceeded pre-tax margins of 17% in the third quarter of 2007.

“In Global Markets, we recorded pre-tax margins greater than 30 percent for the fourth consecutive quarter,” said Mr. Joyce. “Our equity trade volumes were robust due to deep, in-house liquidity across the market and the reliability, efficiency and scalability of our trading technology infrastructure. During the third quarter, we increased trade capacity to 20 million trades per day. The flexibility of Knight’s hybrid market model continues to provide tremendous value to buy- and sell-side clients who turn to us for market access and insights to meet their trading objectives. Our results reflect the positive impact of our diversification and expansion strategies across clients, products, services, order flow, asset classes and geographies.”

Asset Management

During the third quarter of 2008, the Asset Management segment, Deephaven Capital Management, generated $9.2 million in asset management fees, compared to negative net asset management fees of $1.2 million in the same period a year ago. The negative net asset management fees of $1.2 million during the third quarter of 2007 reflected a reduction of incentive fees due to the quarterly fund returns, offset by positive asset-based management fees. In the third quarter of 2008, Deephaven reported a pre-tax loss of $7.7 million, compared to a pre-tax loss of $8.3 million in the third quarter of 2007. The third quarter of 2008 pre-tax loss included minority interest expense of $1.7 million relating to the third quarter’s accrual for the one-year minimum distribution to the Deephaven managers pursuant to the Limited Liability Agreement for Deephaven Capital Management Holdings LLC.

Asset Management had approximately $2.7 billion under management at October 1, 2008, compared with approximately $4.4 billion under management at October 1, 2007.

“During the third quarter, Deephaven’s fund performance and assets under management suffered as uncertainty and fear in the global capital markets led to further declines in market indexes and sent investors in search of safe havens,” said Mr. Joyce. “In the end, Deephaven’s blended fund performance declined along with that of benchmark funds. Assets under management fell due to negative fund performance and redemptions. As with most alternative investment managers, Deephaven has significant redemption risk as investors consider reallocating assets into more liquid investments given the current market conditions. In light of the current environment, Deephaven will continue to consider all alternatives to protect its investors.”

Corporate

In the third quarter of 2008, the Corporate segment reported pre-tax loss of $18.8 million, compared to pre-tax income of $3.9 million in the third quarter of 2007. Pre-tax income of $3.9 million in the prior year’s third quarter included a pre-tax gain of $13.0 million, or approximately $0.08 per diluted share, related to the transfer and sale of equity interests in the holding company of Direct Edge ECN. Pursuant to SEC guidance, of the $13.0 million pre-tax gain, $8.8 million is reported as Non-operating gain from subsidiary stock issuance, and $4.2 million is included in Investment (loss) income and other, net on the Consolidated Statements of Operations.

The company’s corporate investment in the Deephaven funds incurred a pre-tax loss of $8.5 million during the third quarter of 2008, compared to a pre-tax loss of $1.3 million during the third quarter of 2007. As of September 30, 2008, the company had $296.1 million in cash and cash equivalents as well as a $63.3 million corporate investment in funds managed by Deephaven.

“In a period of historic turmoil in the global capital markets and transformation on Wall Street, Knight produced exceptional results by providing clients with superior and customized service,” said Mr. Joyce. “In Global Markets, our financial performance included growing contributions from existing market access and trading offerings as well as new high-velocity algorithmic trading models. The composition of our volumes illustrates our evolution into an all-market trade execution firm for global equities, while broadening access for clients across asset classes. In the months ahead, we will focus on opportunities to build on our strengths such as adding electronic capabilities to our voice presence in Europe as well as establishing a voice presence in Asia.”

The company had $944.6 million in stockholders’ equity as of September 30, 2008, equivalent to a book value of $10.49 per diluted share. The company had a book value of $9.31 per diluted share as of September 30, 2007.

During the third quarter of 2008, the company repurchased 5.8 million shares for approximately $89.7 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 66.8 million shares for $745.7 million. The company has approximately $254.3 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

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Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its third quarter of 2008 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, October 22, 2008. To access Knight’s earnings conference call, please dial 877.856.1968 for domestic callers or 719.325.4811 for international callers. When prompted, provide the passcode, which is 6458498. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for September 2008 on its website before the start of trading today at http://www.knight.com/ourliquidity/volumestatistics.asp.

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About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of international securities, futures, options, foreign exchange and fixed income. In Asset Management, Knight owns a 51 percent stake in Deephaven Holdings with Deephaven Partners controlling the remaining 49 percent as of February 1, 2008. Deephaven (www.deephavenfunds.com) is a global, multi-strategy alternative investment manager serving institutions and private clients. More information about Knight can be found at www.knight.com.

Certain statements contained herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company, and risks associated with the unprecedented current market conditions and the resulting volatility, credit tightening and counterparty risk, as well as the negative effect on performance and assets under management in our Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$151,160	$131,473	$378,537	$342,261
Net trading revenue	116,830	57,660	303,780	173,490
Asset management fees, net	9,238	(1,237)	38,844	88,593
Interest, net	1,543	4,645	7,324	13,657
Non-operating gain from subsidiary stock issuance	—	8,757	—	8,757
Investment (loss) income and other, net	(8,876)	3,661	(10,454)	21,274

Total revenues	269,895	204,959	718,031	648,032

Transaction-based expenses
Execution and clearance fees	27,062	39,555	76,114	95,656
Soft dollar and commission recapture expense	18,844	15,256	53,469	44,261
Payments for order flow and ECN rebates	10,112	18,978	27,338	44,338

Total transaction-based expenses	56,018	73,789	156,921	184,255

Revenues, net of transaction-based expenses	213,877	131,170	561,110	463,777

Other direct expenses
Employee compensation and benefits	109,244	71,785	279,020	252,715
Communications and data processing	11,982	9,948	33,865	28,034
Professional fees	3,377	5,281	16,044	13,961
Depreciation and amortization	7,422	5,626	19,347	16,542
Occupancy and equipment rentals	5,602	3,685	14,978	10,690
Business development	4,298	3,532	12,765	11,804
Interest expense	1,476	20	3,425	45
Writedown of assets and lease loss accrual	2,516	136	644	(1,354)
Other	4,471	3,403	9,764	9,011

Total other direct expenses	150,388	103,416	389,852	341,448

Income from continuing operations before income taxes and minority interest	63,489	27,754	171,258	122,329
Income tax expense	25,511	11,205	68,798	48,215

Income from continuing operations before minority interest	37,978	16,549	102,460	74,114
Minority interest expense	1,683	—	4,251	—

Income from continuing operations	36,295	16,549	98,209	74,114
Loss from discontinued operations, net of tax	—	(104)	—	(1,437)

Net income	$36,295	$16,445	$98,209	$72,677

Basic earnings per share from continuing operations	$0.41	$0.17	$1.10	$0.75

Diluted earnings per share from continuing operations	$0.40	$0.17	$1.07	$0.73

Basic and diluted earnings per share from discontinued operations	$—	$—	$—	$(0.01)

Basic earnings per share	$0.41	$0.17	$1.10	$0.74

Diluted earnings per share	$0.40	$0.17	$1.07	$0.71

Shares used in computation of basic earnings per share	87,612	95,893	89,207	98,809

Shares used in computation of diluted earnings per share	90,076	98,315	92,069	102,081

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2008	December 31, 2007
	(In thousands)
ASSETS
Cash and cash equivalents	$296,119	$222,435
Securities owned, held at clearing brokers, at fair value	549,923	412,565
Receivable from brokers and dealers	309,199	382,544
Asset management fees receivable	11,532	27,588
Investment in Deephaven sponsored funds	63,272	83,732
Receivable from Deephaven sponsored funds	—	85,000
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	78,172	62,073
Strategic investments	83,629	73,704
Goodwill	231,791	132,832
Intangible assets, less accumulated amortization	93,327	57,845
Deferred compensation investments	85,120	85,504
Other assets	145,648	129,991

Total assets	$1,947,732	$1,755,813

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$374,931	$335,280
Payable to brokers and dealers	176,040	117,001
Accrued compensation expense	196,695	228,275
Accrued expenses and other liabilities	110,148	119,879
Long term debt	140,000	70,000

Total liabilities	997,814	870,435

Minority interest	5,276	—

Stockholders’ equity
Class A common stock	1,536	1,509
Additional paid-in capital	638,319	587,025
Retained earnings	1,032,307	934,099
Treasury stock, at cost	(727,520)	(637,255)

Total stockholders’ equity	944,642	885,378

Total liabilities and stockholders’ equity	$1,947,732	$1,755,813

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS FROM CONTINUING

OPERATIONS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Global Markets
Revenues	$269.0	$192.7	$691.4	$530.6
Expenses	180.6	160.5	459.7	429.6

Pre-tax earnings	88.3	32.2	231.7	101.0

Asset Management
Revenues	8.5	(0.9)	38.2	89.7
Expenses	14.5	7.4	53.7	72.8

Pre-tax earnings	(6.1)	(8.3)	(15.5)	16.9
Minority interest expense	1.7	—	4.3	—

Pre-tax earnings after minority interest expense	(7.7)	(8.3)	(19.8)	16.9

Corporate
Revenues	(7.5)	13.2	(11.5)	27.7
Expenses	11.2	9.3	33.4	23.4

Pre-tax earnings	(18.8)	3.9	(44.9)	4.4

Consolidated
Revenues	269.9	205.0	718.0	648.0
Expenses	206.4	177.2	546.8	525.7

Pre-tax earnings	63.5	27.8	171.3	122.3
Minority interest expense	1.7	—	4.3	—

Pre-tax earnings after minority interest expense	$61.8	$27.8	$167.0	$122.3

*	Totals may not add due to rounding.